COLONIAL MASSACHUSETTS TAX-EXEMPT FUND
                                     FUND YIELD CALCULATION
                                   (CALENDAR MONTH-END METHOD)
                               30-DAY BASE PERIOD ENDED 1/31/98






                                             CLASS A     CLASS B     CLASS C

a = dividends and interest earned during
    the month........................        $745,976    $243,241      $843

b = expenses accrued during the month         136,910      81,962       232

c = average dividend shares outstanding
    during the month...................    22,579,035   7,362,414    25,501

d = class maximum offering price per share
    on the last day of the month.......         $8.50       $8.10     $8.10




      YIELD............................         3.84%       3.27%     3.57%
                                                -----       -----     -----

      YIELD WITHOUT WAIVER.............          N/A         N/A      3.27%
                                                 ---         ---      -----

      TAX-EQUIVALENT YIELD:...........          7.22%       6.15%     6.72%
                                                -----       -----     -----